UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2017, PROS Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company acquired Vayant Travel Technologies, Inc., a Delaware USA corporation ("Target") for a total purchase price of $35,000,000. Pursuant to the Merger Agreement, Target merged with and into a wholly-owned subsidiary of the Company ("Merger Sub"), with Target surviving as a wholly-owned subsidiary of the Company. The purchase price is subject to adjustment based on Target's net working capital amount at closing. In addition, a portion of the purchase price ($3,500,000) was placed into escrow to secure certain post-closing indemnification obligations in the Merger Agreement. The acquisition closed on August 3, 2017.

Each of the Company, Merger Sub and Target made customary representations and warranties in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or (c) may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1, and is incorporated into this report by reference.

Item 7.01     Regulation FD Disclosure.

On August 3, 2017, the Company and Target each issued a press release announcing the acquisition. The press releases are attached as Exhibits 99.1 and 99.2 (respectively) hereto.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1
Agreement and Plan of Merger, dated August 3, 2017, by and among the Company, Wisdom U.S. Merger Sub Corporation, Vayant Travel Technologies, Inc. and NEVEQ Capital Partners, as agent for Target's securityholders thereunder.

99.1	Press Release, dated August 3, 2017, issued by the Company.*
99.2	Press Release, dated August 3, 2017, issued by Vayant Travel Technologies, Inc.*

*
In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 3, 2017	/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Agreement and Plan of Merger, dated August 3, 2017, by and among the Company, Wisdom U.S. Merger Sub Corporation, Vayant Travel Technologies, Inc. and NEVEQ Capital Partners, as agent for Target's securityholders thereunder.

99.1	Press Release, dated August 3, 2017, issued by the Company.*
99.2	Press Release, dated August 3, 2017, issued by Vayant Travel Technologies, Inc.*